Exhibit 99.1

SAVIENT RECEIVES EXPECTED NASDAQ NOTICE REGARDING DELAY IN FILING THIRD QUARTER FORM 10-Q

EAST BRUNSWICK, N.J., Nov 18, 2005 (BUSINESS WIRE) – Savient Pharmaceuticals, Inc. (NASDAQ: SVNTE), an emerging specialty pharmaceutical company engaged in developing, manufacturing and marketing pharmaceutical products that address unmet medical needs in niche and broader markets, announced that it has received a Nasdaq Staff Determination letter regarding the Company’s failure to timely file its Quarterly Report on Form 10-Q for the period ended September 30, 2005. This notice was expected and is routinely issued by Nasdaq to companies engaged, as Savient is, in regaining compliance with Nasdaq’s listing qualifications. As further described below, the Nasdaq Listing Qualifications Panel (the "Panel'') has previously granted the Company an extension to file this quarterly report by no later than January 3, 2006.

Savient announced on August 19, 2005 that it had received a Nasdaq Staff Determination Letter stating that it was not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because the Company did not timely file its Quarterly Report on Form 10-Q for the period ended June 30, 2005, and that the Company's common stock was, therefore, subject to delisting from The Nasdaq Stock Market.

On October 28, 2005, Savient announced that the Panel agreed to continue the listing of the Company's securities on The Nasdaq National Market provided that the Company files its restated financials for the appropriate periods and Quarterly Report on Form 10-Q for the period ending June 30, 2005 by no later than December 26, 2005. Additionally, the Panel granted the Company an extension to file its Quarterly Report on Form 10-Q for the period ending September 30, 2005 by no later than January 3, 2006.

The Company is in the process of preparing restated financial statements for the fiscal years ended December 31, 2002, 2003 and 2004, and the quarter ended March 31, 2005, as well as its Quarterly Report on Form 10-Q for the three months ended June 30, 2005. It will then need to allow adequate time for its independent auditors to review such financial statements and periodic reports prior to their filing with the Securities and Exchange Commission.

About Savient Pharmaceuticals, Inc.

Based in East Brunswick, New Jersey, Savient Pharmaceuticals, Inc. is a specialty pharmaceutical company dedicated to developing, manufacturing and marketing novel therapeutic products that address unmet medical needs. The Company’s lead product development candidate, Puricase(R), for the treatment of refractory gout has reported positive Phase 1 and 2 clinical data. Savient’s experienced management team is committed to advancing its pipeline and expanding its product portfolio by in-licensing late stage compounds and exploring co-promotion and co-development opportunities that fit the Company’s expertise in specialty pharmaceuticals and initial focus in rheumatology. The Company’s operations also include a wholly-owned U.K. subsidiary, Rosemont Pharmaceuticals Ltd., which develops, manufactures and markets liquid formulations of prescription pharmaceutical products. Rosemont’s product portfolio includes over 90 liquid formulations primarily targeting the geriatric population. Further information on the Company can be accessed by visiting www.savientpharma.com (http://www.savientpharma.com/).

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this report regarding the Company’s strategy, expected future financial position, results of operations, cash flows, financing plans, discovery and development of products, strategic alliances, competitive position, plans and objectives of management are forward-looking statements. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will” and other similar expressions help identify forward-looking statements, although not all forward-looking statements contain these identifying words. In particular, the statements regarding the possible continued listing of the Company’s common stock on The Nasdaq Stock Market, the timing of the filing of the Company’s Quarterly Reports on Form 10-Q for the periods ended June 30, 2005 and September 30, 2005, and the timing of the filing of restated financial statements for the years ended 2002, 2003 and 2004 are forward-looking statements. These forward-looking statements involve substantial risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company’s business and the biopharmaceutical and specialty pharmaceutical industries in which the Company operates. Such risks and uncertainties include, but are not limited to, the Company’s ability to complete the restatement of its financial statements described above on a timely basis, delay or failure in developing Prosaptide, Puricase and other product candidates; difficulties of expanding the Company’s product portfolio through in-licensing; introduction of generic competition for Oxandrin; fluctuations in buying patterns of wholesalers; potential future returns of Oxandrin or other products; the Company’s continuing to incur substantial net losses for the foreseeable future; difficulties in obtaining financing; potential development of alternative technologies or more effective products by competitors; reliance on third-parties to manufacture, market and distribute many of the Company’s products; economic, political and other risks associated with foreign operations; risks of maintaining protection for the Company’s intellectual property; risks of an adverse determination in on-going or future intellectual property litigation; and risks associated with stringent government regulation of the biopharmaceutical and specialty pharmaceutical industries. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. The Company’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that the Company may make. The Company does not assume any obligation to update any forward-looking statements.

CONTACT: Savient Pharmaceuticals, Inc.

Jenene Thomas, 732-565-4716
jdthomas@savientpharma.com
or
Investors/Media:
The Ruth Group
Francesca DeMartino, 646-536-7024
fdemartino@theruthgroup.com
or
Janine McCargo, 646-536-7033
jmccargo@theruthgroup.com